SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Avistar Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2002

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Avistar Communications Corporation (the “Company” or “Avistar”), a Delaware corporation, will be held on June 12, 2002 at 1:00 p.m. Pacific Daylight Time, at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065, for the following purposes:

1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

Gerald J. Burnett
Chairman of the Board and
Chief Executive Officer

Redwood Shores, California

April 30, 2002

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

INFORMATION CONCERNING SOLICITATION AND VOTING
PRINCIPAL STOCKHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER MATTERS
INFORMATION REGARDING THE COMPANY’S INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
EXHIBIT A

AVISTAR COMMUNICATIONS CORPORATION

PROXY STATEMENT FOR 2002

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Avistar Communications Corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday, June 12, 2002 at 1:00 p.m. Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California, 94065. The Company’s telephone number at this location is (650) 610-2900.

      These proxy solicitation materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements, were first mailed on or about April 30, 2002 to stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

      Stockholders of record at the close of business on April 15, 2002 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. At the Record Date, 25,249,833 shares of the Company’s Common Stock were issued and outstanding and held of record by 83 stockholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to the Company should be addressed to William L. Campbell, Corporate Secretary, 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065.

Voting

      Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. No stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate the stockholder’s votes. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) who shall be a representative of the Company’s Transfer Agent. The Inspector will determine whether or not a quorum is present. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy if a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

      The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for the Board of Directors set forth herein; and (ii) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

      If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“Broker Non-Votes”), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than December 28, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting unless the date of the meeting is delayed by more than 30 days from June 12, 2003.

      If a stockholder intends to submit a proposal at the Company’s 2003 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give the Company notice no later than March 13, 2003 in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company’s 2003 Annual Meeting.

      The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2002 Annual Meeting. As of April 15, 2002, the Company had not received any requests to present matters at the June 12, 2002 Annual Meeting that are not set forth in this Proxy Statement.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 15, 2002 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each of the Named Executive Officers (as defined below under “Executive Compensation and Other Matters — Executive Compensation — Summary Compensation Table”) and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted, the address of each person listed on the table is 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065.

	Common	Percentage of
	Stock	Common
	Beneficially	Stock Beneficially
Beneficial Owner	Owned	Owned(1)

R. Jan Afridi(2)	94,653	*
Gerald J. Burnett(3)	11,277,836	44.7%
William L. Campbell(4)	1,136,384	4.5%
James P. Hughes(5)	650,267	2.5%
J. Chris Lauwers(6)	434,508	1.7%
William R. Brody(7)	74,750	*
R. Stephen Heinrichs(8)	5,204,895	20.5%
P.O. Box 9093 Incline Village, NV 89452
Robert P. Latta(9)	28,000	*
Robert M. Metcalfe(10)	82,500	*
David M. Solo(11)	99,750	*
All directors and current executive officers as a group (13 persons)(12)	19,587,189	73.6%

*	Less than 1%

(1)	Applicable percentage ownership is based on 25,249,833 shares of Common Stock outstanding as of April 15, 2002, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 15, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes 79,373 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(3)	The shares are held by Dr. Burnett as a co-trustee of a marital trust, as to which he has sole voting and investing power.

(4)	16,296 shares are held by Mr. Campbell as co-trustee of a marital trust, as to which he has sole voting and investing power. Also included above are 188,122 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(5)	Includes 438,122 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(6)	Includes 178,123 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002

(7)	Includes 24,750 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(8)	The majority of shares are held by Heinrichs Revocable Trust, of which Mr. Heinrichs serves as a co-trustee and as to which he has sole voting and investing power. 76,451 shares are held indirectly by Mr. Heinrichs through Fairview Investment Corporation, over which Mr. Heinrichs has sole voting and investment power. Also included above are 96,092 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(9)	Includes 18,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(10)	Includes 19,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(11)	Includes 24,750 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

(12)	Includes 1,354,908 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 15, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

      A Board of seven directors is to be elected at the Annual Meeting of Stockholders. The nominees for directors to be elected at the Annual Meeting are Gerald J. Burnett, William L. Campbell, William R. Brody, R. Stephen Heinrichs, Robert P. Latta, Robert M. Metcalfe and David M. Solo. If elected, each nominee will serve for a one-year term and until his successor is elected and qualified or until his earlier resignation or removal.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named in this proxy statement, who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

      If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

      The following table sets forth the name and age of each director of the Company as of April 15, 2002, the principal occupation of each, and the period during which each has served as a director of the Company.

Nominees for Directors:

			Director
Name	Principal Occupation	Age	Since

Gerald J. Burnett	Gerald J. Burnett is one of the founders of the Company and has been Chairman of the Company’s Board of Directors, and Chief Executive Officer since March 2000. He has been a director of Collaboration Properties, Inc., a wholly owned subsidiary of the Company since December 1997. He served as Chief Executive Officer of Avistar Systems from December 1998 until March of 2000. From 1993 to 1997, he was a director of Avistar Systems or a principal of its predecessor limited partnership. He is a member of the Corporation (Board of Trustees) of the Massachusetts Institute of Technology. Dr. Burnett holds a B.S. and an M.S. from the Massachusetts Institute of Technology in electrical engineering and computer science, and a Ph.D. from Princeton University in computer science and communications.	59	1997

			Director
Name	Principal Occupation	Age	Since

William L. Campbell	William L. Campbell is one of the founders of the Company and has been a member of the Board of Directors and Executive Vice President since March 2000. He has been Corporate Secretary since June 2001 and served as Chief Financial Officer from April 2001 to May 2001. He has been Chairman, President and Chief Executive Officer of Collaboration Properties since December 1997. Mr. Campbell holds a B.S. in general engineering from the U.S. Military Academy and an M.S. in management from the Sloan School of the Massachusetts Institute of Technology.	54	1997

William R. Brody	William R. Brody has served as a member of the Board of Directors of the Company since April 2000. Dr. Brody has been President of Johns Hopkins University since September 1996. Prior to assuming that position, he served as Provost of the University of Minnesota Academic Health Center from 1994 to 1996. From 1987 to 1994, Dr. Brody was the Martin Donner Professor and Director of the Department of Radiology, professor of Electrical and Computer Engineering and professor of Biomedical Engineering at Johns Hopkins University and Radiologist-in-Chief of John Hopkins Hospital. He currently serves on the board of directors of Alza Corporation, Medtronic Inc., Mercantile Bankshares Corporation and Aegon U.S.A. Dr. Brody received his B.S. and M.S. degrees in electrical engineering from the Massachusetts Institute of Technology, and his M.D. and Ph.D., also in electrical engineering, from Stanford University.	58	2000

R. Stephen Heinrichs	R. Stephen Heinrichs is a founder of the Company and has served as a member of the Board of Directors of the Company since March 2000. Until his retirement in April 2001, he was Chief Financial Officer and Corporate Secretary of the Company and its subsidiaries. Mr. Heinrichs served as a director of Collaboration Properties from December 1997 to April 2001. Since May 2001, Mr. Heinrichs has served as a strategic advisor to the Company. Since 1990, he has been chairman of the board of directors of Western Data Systems of Nevada, Inc., a supplier of software to the aerospace and defense industries. From 1976 to 1989, he was Chief Financial Officer at Teknekron Inc., and Chairman and Chief Executive Officer of several companies affiliated with Teknekron. From 1969 through 1974 he was an accountant with Arthur Andersen LLP. Mr. Heinrichs holds a B.S. in accounting from California State University in Fresno. He is a Certified Public Accountant.	55	2000

			Director
Name	Principal Occupation	Age	Since

Robert P. Latta	Robert P. Latta has served as a member of the Board of Directors of the Company since February 2001. Mr. Latta is a partner of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Mr. Latta joined WSGR in 1979 and has been a partner since 1984. Mr. Latta specializes in venture-backed start-ups, public offerings and mergers and acquisitions. Mr. Latta and WSGR have represented the Company and its predecessors as corporate counsel since 1997. Mr. Latta holds B.A. degrees in Economics and Psychology and a J.D. from Stanford University.	48	2001

Robert M. Metcalfe	Robert M. Metcalfe has served as a member of the Board of Directors of the Company since November 2000. Dr. Metcalfe has been a general partner of Polaris Venture Partners since January 2001. Dr. Metcalfe has served as Vice President of Technology for International Data Group (“IDG”), a publisher of technology, consumer and general how-to books since 1993, and has served as a member of the board of directors of IDG since 1992. From 1992 to 1993, Dr. Metcalfe wrote articles for magazines such as Computerworld, Communications Week, Digital Media and Network Computing. From 1991 to 1992, Dr. Metcalfe was a visiting fellow at Wolfson College, Oxford University. Dr. Metcalfe founded 3Com Corporation, a provider of networking products and solutions, in 1979, and served in various capacities including Chief Executive Officer, President and Chairman of the Board until 1990. Dr. Metcalfe is a member of several boards, including Camden Technology Conference, Earthlink, Inc., Ember Corporation, Kelmscott Rare Breeds Foundation, the Massachusetts Institute of Technology, MediaLab Europe, Nanosys Incorporated and Narad Networks, Inc. Dr. Metcalfe holds Bachelor degrees in electrical engineering and business management from the Massachusetts Institute of Technology, a M.S. degree in applied mathematics from Harvard University and a Ph.D. in computer science from Harvard University. Dr. Metcalfe is a recipient of the IEEE Medal of Honor and is a member of the National Academy of Engineering.	55	2000

David M. Solo	David M. Solo has served as a member of the Company’s Board of Directors since March 2000. Mr. Solo has been a strategic advisor to several companies, including UBS AG on e-commerce and technology issues since late 1999. From 1998 to 1999, he was a member of the UBS Executive Committee. Mr. Solo served as SBC Warburg Deputy Chief Executive Officer and Chief Operating Officer with responsibilities including Logistics and Technology from 1996 to late 1998. From 1992 to 1996 he was the Head of Fixed Income & Rate Derivatives Division of SBC Warburg and its predecessor SBC. Mr. Solo holds a B.S. and an M.S. in electrical engineering and computer science from the Massachusetts Institute of Technology.	37	2000

Board of Directors Meetings and Committees

      The Board of Directors of the Company held eight meetings during 2001 and acted by unanimous written consent an additional two times. Each director attended, either in person, by teleconference or by video conference, greater than 75% of the meetings held during the period he sat on the Board of Directors and the committees thereof, if any. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

      As of the Record Date, the Audit Committee consisted of Messrs. Brody, Solo and Latta. The Audit Committee is responsible for overseeing actions taken by the Company’s independent auditors and reviewing the Company’s internal financial controls. During 2001 the Audit Committee met four times. The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which has been filed with the Securities and Exchange Commission. The report of the Audit Committee for fiscal year 2001 is included in this Proxy Statement. The Company believes that members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market.

      The Compensation Committee, which, as of the Record Date, consisted of Messrs. Brody, Solo and Metcalfe, is responsible for reviewing salaries, incentives and other forms of compensation for directors and executive officers, and for other employees of the Company as requested by the Board of Directors. In addition, the Compensation Committee reviews the various incentive compensation and benefit plans. The Compensation Committee adopted a written charter in March 2001 and met two times in 2001. A copy of the Committee’s charter, adopted by the Board of Directors of the Company in March 2001, is attached hereto as Exhibit A. The report of the Compensation Committee for fiscal year 2001 is included in this Proxy Statement.

      The Stock Option Committee was formed on April 10, 2001, by resolution of the Board of Directors of the Company and, as of the Record Date, consisted of Messrs. Burnett and Campbell. The Stock Option Committee is responsible for reviewing and approving stock option grants under the Company’s 2000 Stock Option Plan to new employees and consultants, and under specific direction from the Board of Directors, to existing employees for retention and recognition, all in accordance with the guidelines and directions established by the Board of Directors. On a regular basis, all actions of the Stock Option Committee are reported to the Compensation Committee and to the Board of Directors. The Stock Option Committee acted by written consent seven times in 2001.

Compensation of Directors

      The Company’s employees do not receive any additional compensation for serving on the Board of Directors. Non-employee directors (“Outside Directors”) receive an annual fee of $10,000. All of the Company’s directors may be reimbursed for reasonable travel expenses incurred in attending board meetings. The Company’s 2000 Director Option Plan (the “Director Plan”) provides options to Outside Directors of the Company (as defined in the Director Plan) pursuant to an automatic non-discretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial grant (the “Initial Grant”) to an Outside Director of an option to purchase 25,000 shares of Common Stock. Subsequent to the Initial Grant, each Outside Director is granted an option to purchase 6,000 shares of Common Stock (the “Subsequent Grant”) at the meeting of the Board of Directors following the Annual Meeting of Stockholders, if on the date of the Annual Meeting, the director has served on the Board of Directors for six months or more. The Director Plan also provided for a one-time grant of 60,000 shares of Common Stock to each of the Company’s Outside Directors who served on the Board of Directors in June 2001.

      The term of the options granted under the Director Plan is ten years, but the options expire three months following the termination of the optionee’s status as a director, or 12 months if the termination is due to death or disability. The Initial Grants and the Subsequent Grants become exercisable at a rate of one-fourth of the shares on each anniversary of the grant date.

      In February 2001, Mr. Latta was elected to the Board of Directors and received an Initial Grant to purchase 12,000 shares of the Company’s Common Stock at an exercise price of $5.312 per share. In June 2001, Messrs. Brody, Metcalfe, Solo and Latta each received a one-time option grant to purchase 60,000 shares of the Company’s Common Stock and, with the exception of Mr. Latta, an annual option grant to purchase an additional 6,000 shares of the Company’s Common Stock, each at an exercise price of $2.21 per share under the Company’s Director Plan.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee is currently, or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH HEREIN.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

Summary Compensation Table

      The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers and one former officer (collectively with the Chief Executive Officer, the “Named Executive Officers”) of the Company in 2001 for services rendered in all capacities to the Company for the years indicated.

						Long-Term
						Compensation
						Awards

						Number of
		Annual Compensation				Securities	Other
	Fiscal					Underlying	Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Options(#)(1)	($)

Gerald J. Burnett	2001	200,000		—		—	—
Chairman of the Board and	2000	197,901		—		—
Chief Executive Officer	1999	199,866

R. Jan Afridi	2001	141,416		76,100	(3)	40,000
Vice President, Financial Industry	2000	130,953		267,637	(3)	80,000	—
Sales	1999	99,389		153,536	(3)	50,000

William L. Campbell	2001	200,000				150,000
Vice Chairman, Executive Vice	2000	200,000				335,000	4,341	(4)
President and Corporate Secretary	1999	204,846

James P. Hughes	2001	212,812		—		150,000	—
President	2000	203,503		24,363	(3)	409,058
	1999	142,938		59,601	(3)	215,942
J. Chris Lauwers	2001	183,535				100,000
Chief Technology Officer	2000	171,629				100,000	—
	1999	152,774				50,000
R. Stephen Heinrichs	2001	245,126	(5)	—		150,000	6,014	(4)
Director and former Chief Financial	2000	200,000		—		150,000	1,171	(4)
Officer and Secretary	1999	204,527

(1)	These shares are subject to exercise under stock options granted under the Company’s 2000 Stock Option Plan. See “— Option Grants in Last Fiscal Year.”

(2)	Also serves as Chief Executive Officer and President of Collaboration Properties, Inc., including in 1999 and 2000.

(3)	Represents commissions earned.

(4)	Reimbursement for medical and/or term life insurance premiums paid by the Company.

(5)	$123,333 of consulting fees were paid to Mr. Heinrichs pursuant to the Separation Agreement of April 26, 2001 between Mr. Heinrichs and the Company filed with the Securities & Exchange Commission on Form 8-K on April 27, 2001.

Option Grants in Last Fiscal Year

      The following table provides information relating to stock options awarded to each of the Named Executive Officers during 2001. All such options were awarded under the Company’s 2000 Stock Option Plan.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise Price		Option Term(1)
	Options	Employees	Per Share	Expiration
Name	Granted(#)	in 2001(%)	($)(2)(3)	Date	5%($)	10%($)

Gerald J. Burnett	—	—	$—	—	$—	$—
William L. Campbell	150,000	6.6%	1.47	4/10/11	138,000	351,000
R. Jan Afridi	40,000	1.8%	1.47	4/10/11	36,800	93,600
James P. Hughes	150,000	6.6%	1.47	4/10/11	138,000	351,000
J. Chris Lauwers	100,000	4.4%	1.47	4/10/11	92,000	234,000
R. Stephen Heinrichs	150,000	6.6%	1.52	5/31/06	63,000	139,500

(1)	The potential realizable values are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant to the expiration of the ten year option term (or such shorter option term applicable to an affiliate). These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future price growth.

(2)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, as determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market on the date of the grant, except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant.

(3)	Payment for shares issued upon exercise of an option may consist of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) consideration received under a cashless exercise program implemented by the Company, (vi) delivery of a properly executed exercise notice and any other such documents as the Administrator shall require and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (vii) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during 2001 and the value of stock options held as of December 31, 2001 by the Named Executive Officers. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company’s common stock.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2001		December 31, 2001($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized(#)(1)	Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable

Gerald J. Burnett	—	$—	—	—	$—	$—
R. Jan Afridi	—	—	61,248	108,752	32,813	40,888
William L. Campbell	—	—	129,685	355,315	—	79,500
James P. Hughes			343,805	491,195	170,625	39,375
J. Chris Lauwers	—	—	143,748	181,252	164,063	72,688
R. Stephen Heinrichs	—	—	71,418	228,582	11,781	60,219

(1)	Fair market value of the Company’s Common Stock as of the date of exercise minus the exercise price.

(2)	Fair market value is the closing sale price of the Company’s Common Stock as of December 31, 2001 ($2.00) as reported on the Nasdaq National Market minus the exercise price.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT AUDITORS

      The Company’s public accounting firm for 2001 was Arthur Andersen LLP. Audit services performed by Arthur Andersen for the year ended December 31, 2001 consisted of the audit of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission. All fees paid to Arthur Andersen were reviewed and considered for independence by the Audit Committee. The following table sets forth the approximate aggregate fees billed to the Company during the year ended December 31, 2001 by Arthur Andersen:

Audit Fees (Annual and Quarterly Review)	$173,000
Audit Related Fees(1)	$12,000

Total Fees	$185,000

(1)	Includes fees for assistance with SEC filings and consultation on accounting matters.

      The Audit Committee has determined that the services provided by Arthur Andersen are compatible with maintaining auditor independence.

      Arthur Andersen has audited the Company’s financial statements annually since 2000 and has audited the Company’s predecessor entities since 1995. At each annual meeting of the Company’s stockholders occurring after the Company’s initial public offering in August 2000, the Company’s Board of Directors has proposed that the Company’s stockholders ratify the appointment of Arthur Andersen as the Company’s independent auditors. However, in view of the recent indictment of Arthur Andersen, the Audit Committee has decided not to include such a proposal ratifying the appointment of Arthur Andersen as the Company’s independent auditor in this Proxy Statement. The Audit Committee has made this decision as a result of the current uncertainty over Arthur Andersen’s ability to render services to the Company during 2002.

      The Audit Committee continues to carefully monitor developments in the investigation into and the indictment against Arthur Andersen and evaluate the impact of those developments on that firm’s ability to render auditing and other services to the Company in 2002. At this time the Company expects Arthur

Andersen to review the Company’s financial statements for the first quarter of 2002. Arthur Andersen has represented by letter dated March 28, 2002 that its audit of the Company’s consolidated financial statements as of December 31, 2001 was subject to the firm’s quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen’s personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the Company’s audit, and thus, the Company received no assurance from Arthur Andersen regarding such availability.

      If, in light of the uncertainties involving Arthur Andersen, the Audit Committee determines that continuing engagement of Arthur Andersen is not in the best interests of the Company and its stockholders, the Board of Directors will appoint a new independent auditor for 2002. For 2003 and in future years, absent extenuating circumstances such as those currently involving Arthur Andersen, the Company expects to recommend to stockholders for ratification the independent auditing firm, whichever firm that may be, selected by the Board of Directors for that year. Notwithstanding the selection by the Board of Directors or the ratification by stockholders of an independent auditor for the Company, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during any year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the “Committee”) reviews and evaluates the Company’s accounting principles and its system of internal accounting controls. It also recommends the appointment of the Company’s independent auditors and approves the services performed by the independent auditors. The Board of Directors has determined that the members of the Committee are independent pursuant to Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market.

      The Committee received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and responsibilities, budget and staffing. The Committee also reviewed with the independent auditor their audit plan, audit scope and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee reviewed the quarterly financial statements, and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management had the responsibility for the preparation of the Company’s financial statements and the independent auditors had the responsibility for the examination of those statements. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. As such, the Committee has relied, without independent verification, on management’s representations that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with the generally accepted accounting principles and on the representations of the independent auditors, included in their report on the Company’s financial statements.

      Based on its review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company file with the Securities and Exchange Commission the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

      The Audit Committee continues to carefully monitor developments in the investigation into and the indictment against Arthur Andersen LLP and evaluate the impact of those developments on that firm’s ability to render auditing and other services to the Company in 2002. If, in light of the uncertainties involving Arthur Andersen, the Audit Committee determines that continuing engagement of Arthur Andersen is not in the best interests of the Company and its stockholders, the Board of Directors will appoint a new independent auditor for 2002.

      Respectfully submitted by the Audit Committee of the Company’s Board of Directors:

William R. Brody
Robert P. Latta
David M. Solo

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors reviews and approves the Company’s executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2001. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

Compensation Philosophy

      The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program, therefore, is to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

      The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Executive salaries in fiscal 2001 were established by the Compensation Committee based upon the Radford Survey, a nationally recognized executive compensation survey, and the recommendations of an independent outside consultant retained by the Company. Using the comparable recommended salary ranges, the Compensation Committee established the 2001 salaries for executives based on job responsibilities, level of experience, individual performance and contribution to the business. Such salaries were generally set at the 60th percentile of salary levels recommended by the Radford Survey. In July 2001, all officer salaries were adjusted downward by 10% as a temporary cost saving measure. The salary adjustment remains in effect as of April 15, 2002.

      In addition to base salary, the Company occasionally pays bonuses to its executive officers, based on individual and overall Company performance although the Company does not have a formal bonus plan. Sales executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

      The Company provides long-term incentives through its 2000 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s common stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.

      During fiscal 2001, the compensation of Gerald J. Burnett, the Company’s Chairman of the Board of Directors and Chief Executive Officer, consisted of a total salary of $200,000. The Board of Directors of the Company reviewed the Chief Executive Officer’s salary, without Mr. Burnett’s presence, using the same criteria and policies as are employed for the other executive officers.

Section 162(m)

      The Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based.

      Respectfully submitted by the Compensation Committee of the Company’s Board of Directors.

Dr. William Brody
Dr. Robert Metcalfe
Mr. David Solo

Certain Transactions

     Transactions with UBS Warburg LLC

      UBS Warburg LLC was an underwriter in the Company’s initial public offering. At the time of the Company’s initial public offering, UBS (USA) Inc., an affiliate of UBS Warburg LLC, held 1,053,369 shares of the Company’s Common Stock. UBS Warburg LLC and its affiliates have purchased systems and services from the Company in the past and may continue to do so in the future. In 2001, such purchases constituted 22.4% of the Company’s revenue. David M. Solo, one of the Company’s directors, was an executive officer of UBS AG, an affiliate of UBS Warburg LLC, during 2000, and is a strategic advisor to UBS AG. Barry McQuain, an employee of UBS Warburg, has served as a director of the Company’s intellectual property subsidiary, Collaboration Properties since May 2001.

     Transactions with Management and Others

      On April 26, 2001, Mr. R. Stephen Heinrichs retired from Avistar and his positions as Chief Financial Officer and Secretary of the Company and its subsidiaries. Mr. Heinrichs continued his relationship with the Company as a strategic advisor and as a member of the Board of Directors. In his role as Strategic Advisor, the Company agreed to pay Mr. Heinrichs $220,000 per annum during the advisory term.

      In addition, on April 26, 2001 Mr. Heinrichs was granted an option to purchase 150,000 shares of the Company’s common stock at $1.52 per share vesting ratably at  1/48 commencing on May 31, 2001, to be fully vested on May 31, 2005. As of the record date, Mr. Heinrichs has not exercised these options. In the event Mr. Heinrichs ceases to serve as a member of the Company’s Board of Directors, to the extent option shares are not vested on the date he ceases to serve, the unvested options are immediately forfeited back to the Company. The options vest in full and become immediately exercisable if on the date Mr. Heinrichs ceases to serve as a member of the Board of Directors of the Company (i) he holds a sufficient number of shares of the Company’s common stock to elect himself to the Company’s Board of Directors under cumulative voting, and

(ii) the Company’s Certificate of Incorporation has been amended to eliminate cumulative voting. The Company also agreed to procure, or reimburse, medical, dental, term life, and disability insurance for Mr. Heinrichs until May 31, 2003.

      Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), is a law firm that has provided legal services to the Company since its inception, and prior to that, to its predecessor entities. For the year ending December 31, 2001, the Company paid WSGR $212,668 for legal fees. Mr. Latta, a director of the Company, is a partner of WSGR. It is anticipated that the WSGR will continue to provide legal services to the Company in the current year.

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq National Market, U.S. Index and a group of industry peers within the communications software infrastructure and video communications industries (the “Industry Peer Group”) for the period commencing August 17, 2000 and ending on December 31, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

Total Return Analysis(1)	8/17/2000	12/29/2000	12/31/2001

Avistar Communications Corp.	$100.00	$48.00	$21.33
Industry PeerGroup(2)	$100.00	$35.67	$30.98
Nasdaq Composite	$100.00	$62.69	$49.49

Source: Carl Thompson Associates. Data from BRIDGE Information Systems, Inc.

(1)	The above graph sets forth the cumulative total return to Avistar’s shareholders during the period from August 17, 2000 to December 31, 2001. The graph assumes the investment on August 17, 2000 (the date of the Company’s initial public offering) of $100 in the Common Stock of the Company, the Nasdaq Stock Market Index, and an Industry Peer Group. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)	The Industry Peer Group consists of Webex Communications, Inc., RealNetworks Inc., Packeteer, Inc., and Radvision Ltd. The Peer Group no longer includes Evoke Communications, Inc., which ceased trading as of May 13, 2001. Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of the Company’s business.

      The information contained above under the captions “Report of the Audit Committee of the Board of Directors,” “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 2001, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

Other Matters

      The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 30, 2002

EXHIBIT A

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS
OF AVISTAR COMMUNICATIONS CORPORATION

Purpose:

      The purpose of the Compensation Committee established pursuant to this charter is to assume oversight responsibility for the executive compensation policies and strategies of Avistar Communications Corporation and its subsidiaries (the “Company”) and to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

      The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

Statement of Philosophy:

      The philosophy of the Compensation Committee is to provide compensation to the Company’s officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company’s business.

Membership:

      The Compensation Committee shall consist of a minimum of two (2) non-employee directors of the Company as is determined by the Board of Directors. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

      The Compensation Committee shall be composed solely of “Outside Directors” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and such members shall be “Disinterested Persons” within the meaning of Rule 16b-3(c)(2)(i) of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Outside Directors. A director is not considered to be an Outside Director if he or she: (i) is a current employee of the Company or any other Company in its affiliated group (whether or not they file a consolidated return) (collectively, the “Corporation”); (ii) is a former employee of the Corporation receiving compensation during the taxable year for prior services (other than tax-qualified retirement benefits); (iii) is a former officer of the Corporation; (iv) receives remuneration, either directly or indirectly, from the Corporation, in any capacity other than as a director. Remuneration is defined herein to include any payment in exchange for goods or services and is considered paid to the director: (i) if paid to the director personally; (ii) if paid to an entity that is at least 50% owned by the director; or (iii) represents more than the lesser of (1) $60,000 or (2) 5% of the entity’s gross income.

      Disinterested Persons. A disinterested person is a director who meets the requirements set forth in Rule 16b-3(c)(2)(i), and such qualifications include, but are not limited to, the director (i) is not currently an officer of the Company or its parent or subsidiary and is not otherwise employed by the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or its parent or subsidiaries for services rendered as a consultant in the aggregate per fiscal year that would require disclosure as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act; (iii) does not possess an interest in any other transaction that would be required to be disclosed as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K promulgated under the Exchange Act.

A-1

Responsibilities:

      The responsibilities of the Compensation Committee include:

1. Providing guidance with respect to general compensation goals and philosophies for the Company’s employees at all levels, including general performance and measurement guidelines for the determination of bonuses and other forms of incentive compensation;

2. Reviewing and making recommendations to the Board of Directors with respect to the compensation, including compensation criteria and incentives and annual performance review, of the Chief Executive Officer, for final approval by the Board of Directors;

3. Reviewing and providing guidance with respect to the compensation, including compensation criteria and incentives, of the executive officers of the Company, as recommended by the Chief Executive Officer;

4. Reviewing and making recommendations from time to time to the Board of Directors regarding general equity and cash compensation incentives for the outside directors on the Board of Directors;

5. Acting as administrator of the Company’s equity incentive plans. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 in compliance with Rule 16b-3 promulgated thereunder, and in accordance with procedures and guidelines as may be established by the Board of Directors, and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

6. Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

7. Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer and other executive officers for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and

8. Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

Meetings:

      It is anticipated that the Compensation Committee will meet at least two (2) times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

Minutes:

      The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

      The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action and copies of the written minutes of its meetings.

A-2

DETACH HERE

PROXY

AVISTAR COMMUNICATIONS CORPORATION

2002 ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of AVISTAR COMMUNICATIONS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2002, and hereby appoints Gerald J. Burnett and William L. Campbell each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of AVISTAR COMMUNICATIONS CORPORATION to be held on June 12, 2002 at 1:00 p.m. local time, at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the mattes set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

[X]	Please mark Votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

1.   Election of Directors.

NOMINEES: (01) Gerald J. Burnett, (02) William L. Campbell, (03) , William R. Brody, (04) R. Stephen Heinrichs, (05) Robert P. Latta, (06) Robert M. Metcalfe, and (07) David M. Solo.

FOR			WITHHELD
ALL			FROM ALL
NOMINEES	[ ]	[ ]	NOMINEES

[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above)

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND [ ] NOTE BELOW

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [    ]

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only Stockholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return this proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

     This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: